Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2011 Financial Results

Record $160.3 Million in Total Revenues

TYSONS CORNER, Va., January 30, 2012 – MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended December 31, 2011 (the fourth quarter of its 2011 fiscal year).

Fourth quarter 2011 revenues were $160.3 million, the highest quarterly total revenues in company history, versus $139.1 million for the fourth quarter of 2010, a 15% increase. Product licenses revenues for the fourth quarter of 2011 were $54.5 million versus $47.7 million for the fourth quarter of 2010, a 14% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business for the fourth quarter of 2011 were $99.5 million versus $85.8 million for the fourth quarter of 2010, a 16% increase.

Operating expenses for the fourth quarter of 2011 were $113.7 million versus $87.4 million for the fourth quarter of 2010, a 30% increase. The increase in operating expenses was primarily due to increased headcount and related expenses, particularly for engineering and sales personnel.

Net income for the fourth quarter of 2011 was $9.0 million, or $0.81 per share on a diluted basis, compared to $17.9 million, or $1.60 per share on a diluted basis, for the fourth quarter of 2010.

As of December 31, 2011, MicroStrategy had cash and cash equivalents of $199.6 million versus $174.1 million as of December 31, 2010, an increase of $25.5 million. As of December 31, 2011, MicroStrategy had 8,404,761 shares of class A common stock and 2,377,830 shares of class B common stock outstanding.

MicroStrategy Continues to Innovate in the Areas of Big Data, Mobile, Cloud and Social Intelligence Technologies:

In November 2011, MicroStrategy announced the general availability of Usher™, a free consumer friendly event management app linked to Facebook Events. Usher, available for the iPhone® on the Apple® iTunes® App Store, allows users to easily set up and manage an event from beginning to end with seamless integration with Facebook Events.

In addition, MicroStrategy upgraded Wisdom™ for Facebook. The new Wisdom application leverages Facebook profiles of Wisdom users and millions of their Facebook friends to deliver extraordinary insights derived from users’ Likes, interests, and preferences. Available at www.wisdom.com, or on iTunes at http://itunes.apple.com/us/app/wisdom-for-facebook/id455088890?ls=1&mt=8#, or through a user’s Facebook log in at: http://apps.facebook.com/wisdomapp, the free Wisdom for Facebook app allows users to segment Facebook information in a myriad of ways and discover an almanac of information on millions of topics.

Wisdom offers a new way for users to gain insights and discover trends derived from the wisdom of the masses. Pooled and anonymized, personal information is never revealed, but the knowledge is captured and available for all Wisdom users. Does Mitt Romney appeal more to people who live in urban or rural areas? What are key differences between Target and Walmart fans, or the Coke and Pepsi crowds? What books do people who like Fox News read, or those who like CNN? Now, putting the collective knowledge of millions to work for users, Wisdom has answers to these questions and so much more in the recently updated Wisdom for Facebook application.

According to Michael Saylor, MicroStrategy founder and CEO, “Wisdom for Facebook is a collective intelligence application that gives users a level of insight never before possible – powered by the Likes of millions of fellow Facebook users.”

For the consumer, Wisdom serves as a personal tool for actionable insight. Tap into the Wisdom Network and discover what’s hot, and what’s not. Single? Use Wisdom’s filtering capability to find the most popular single spots in your town. Looking for new music? Match your tastes with others to see which bands you might enjoy. Much more than a recommendation engine, Wisdom allows users to glean insights based on people with similar demographic, psychographic, and geographic attributes.

On the mobile front, MicroStrategy was rated the top Mobile BI offering out of 24 product offerings in the Howard Dresner Mobile BI Survey. According to the survey data, MicroStrategy ranks #1 overall among vendors offering Mobile BI, based on 25 criteria platform and feature capabilities. MicroStrategy’s mobile customers include such leading brands as GUESS?, Whole Foods Market, Herbalife, MetLife, Edmunds.com, eHarmony, and Sonic Automotive.

In addition, MicroStrategy attained AT&T Certified Solution status to deliver Mobile BI solutions. MicroStrategy passed a comprehensive suite of tests to become an official AT&T Industry and Mobility Alliance Program Partner. AT&T performed a full array of functionality, interoperability, performance, and usability tests on MicroStrategy’s software platform in granting MicroStrategy certification. MicroStrategy is the only business intelligence company in the AT&T partner eco-system to pass AT&T’s rigorous testing and partner vetting process.

New Customers and New Deals with Existing Customers in Q4 2011 Included:

AARP; ABN AMRO Bank N.V.; Aeroplan; AIG Global Asset Management Holdings Corp.; Amlin Plc; AutoTrader.com; Axfood IT AB; Banco Bilbao Vizcaya Argentaria, S.A. (BBVA); Bank of America; Bestway (Holdings) Limited; Biffa Waste Services; Bundesagentur für Arbeit; Cabela’s; Catalina Marketing Corporation; Centene Corporation; Centros Comerciales Carrefour S.A.; Citibank N.A.; Coca-Cola Refreshments USA, Inc.; Danone; Datacom Corporation; Delhaize America Shared Services Group; Dick’s Sporting Goods; DirecTV; Disney Consumer Products; Facebook; Forever 21; Gulf States Toyota, Inc.; Hallmark Cards; Heartland Payment Systems; Hewlett Packard Company; Hilton Worldwide; International Game Technology; J. A. Russell Ltd.; Japan Post Network, Ltd.; Kinross Gold Corporation; Korea Power Exchange; Kuwait National Petroleum Company; McAfee; McCain Foods; Motion Picture Industry Pension and Health Plans; Nagase & Co., Ltd.; NBCUniversal Media, LLC; Netflix; New York Life Retirement Plan Services; OptumRx – a UnitedHealth Group Company; PepsiCo; Pfizer Global Manufacturing; Polo Ralph Lauren Corporation; QVC Deutschland Inc. & Co.KG Rhein Studios; Ross Stores; Safeway; Sanofi Pasteur; Sony Online Entertainment, LLC; Standard & Poor’s Corporation; Standard Chartered Bank; Starwood Hotels & Resorts Worldwide; SWIFT; Swisscom AG; Target Corporation; Telenor Hungary; The Container Store; The Fresh Market; The Gap; Time Warner Cable; Tokai Kiosk Company; T-Systems International; UGIS Austria GmbH; Warner Bros. Technical Operations Inc.; and Yahoo!.

Examples of Customer Deals from Q4 2011:

Aeroplan

Aeroplan, Canada’s premier coalition loyalty program, is owned by Groupe Aeroplan Inc., doing business as Aimia, a global leader in loyalty management. Aeroplan has chosen to expand its MicroStrategy deployment to enable its personnel to analyze member information, track purchasing patterns, identify profiles of loyal members, and ensure that its loyalty program is closely aligned with members’ preferences. Aeroplan managers across various business areas, including marketing, partnership, finance, member services, analytics, and compliance, rely on MicroStrategy’s highly visual dashboards, scorecards, and content-rich reports to gain valuable insights into its customers. Aeroplan selected MicroStrategy for its ease of use, platform integration, and its ad hoc and user-friendly dashboard capabilities.

Forever 21

Forever 21, headquartered in Los Angeles, is a specialty retailer of women’s, men’s and children’s clothing and accessories, known for offering the hottest and most current fashion trends at a great value to consumers. Forever 21 selected MicroStrategy to perform financial analysis, store operations reporting, and merchandising analytics. The MicroStrategy-based reports and dashboards as well as its ad-hoc capabilities will enable end users to perform drill-down analyses, eliminating the reliance on IT to support the end user community with reporting needs. Forever 21 selected MicroStrategy for its ease-of-use, superior visualizations, mobile platform, and its depth of knowledge and leadership in the retail industry.

International Game Technology

International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. A new MicroStrategy customer, IGT has chosen MicroStrategy to build a secure extranet for its gaming clients that will provide casino managers with the ability to analyze live gaming machine data and make real-time decisions to adjust floor operations. IGT selected MicroStrategy for its ease-of-use, integrated architecture platform, and leadership in business intelligence and mobile technologies.

SWIFT

SWIFT, the Society for Worldwide Interbank Financial Telecommunication, is a member-owned cooperative that provides the communications platform, products and services to connect more than 9,700 financial institutions and corporations in 209 countries. SWIFT has chosen MicroStrategy as its enterprise business intelligence and analytics standard. MicroStrategy will anchor SWIFT’s BI service offering that is used by participating banking organizations, securities institutions, and corporate customers worldwide. At SWIFT headquarters, MicroStrategy will power the company’s BI system, allowing the global financial community to track and analyze interbank payment message traffic flowing through the SWIFT network. With MicroStrategy, banks and corporations will be able to monitor underlying value and currency flows, and better understand their position in the market, track sales performance, manage counterparty risk, and enhance operational efficiencies by identifying targets for cost savings. In selecting MicroStrategy over other business intelligence products, SWIFT cited superior platform architecture and product capabilities, as well as reliability, availability, high performance, and security.

T-Systems International

T-Systems International, based in Germany with over 47,600 employees worldwide and 2010 revenues at approximately EUR 9.1 billion, operates information and communication technology (ICT) systems for multinational corporations and public sector institutions. Following a competitive tender, T-Systems was awarded a contract to establish a BI front end at Bundesagentur für Arbeit, the Federal Employment Agency in Germany. Together with MicroStrategy, T-Systems will lay the BI foundation at Bundesagentur für Arbeit and empower up to 100,000 internal and external end users with the ability to run 230,000 MicroStrategy-based reports and analytics against a 100-Terabyte data warehouse. The MicroStrategy BI platform will be leveraged by the Agency’s broad user community to build a unified portal, thereby increasing efficiencies and reducing operating costs.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a leading provider of enterprise software platforms for business intelligence (BI), mobile intelligence, and social intelligence applications. MicroStrategy’s BI platform enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. Companies choose MicroStrategy BI for its ease-of-use, sophisticated analytics, and superior data and user scalability. The MicroStrategy BI platform delivers actionable information to business users via the web and mobile devices. MicroStrategy’s mobile intelligence platform helps companies and organizations build, deploy, and maintain mobile apps across a range of solutions by embedding intelligence, transactions, and multimedia into apps. MicroStrategy’s social intelligence platform includes a number of applications that help enterprises harness the power of social networks for marketing and e-commerce, as well as a suite of free consumer friendly apps that use MicroStrategy’s enterprise technologies. MicroStrategy’s social intelligence platform helps companies leverage the value of social networks to better understand and engage their customers and fans. The MicroStrategy Cloud offering combines MicroStrategy and third-party software, hardware, and services to enable rapid, cost-effective development of hosted BI, mobile, and social applications. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy Cloud, MicroStrategy Mobile, Cloud Personal, Wisdom, and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.2.1, MicroStrategy Cloud, Gateway for Facebook, Alert, Cloud Personal, Wisdom for Facebook, MicroStrategy Wisdom, Emma and Usher; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; impairment charges that may be required with respect to the Company’s damaged corporate aircraft; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$54,502	$47,653	$154,574	$126,717
Product support and other services	105,764	91,467	407,576	327,860

Total revenues	160,266	139,120	562,150	454,577

Cost of revenues
Product licenses	2,260	1,896	8,774	7,637
Product support and other services	35,392	30,982	133,246	98,454

Total cost of revenues	37,652	32,878	142,020	106,091

Gross profit	122,614	106,242	420,130	348,486

Operating expenses
Sales and marketing	69,125	50,982	243,029	165,732
Research and development	22,312	13,748	72,618	50,566
General and administrative	22,223	22,649	89,441	81,599

Total operating expenses	113,660	87,379	405,088	297,897

Income from operations before financing and other income and income taxes	8,954	18,863	15,042	50,589

Financing and other income
Interest income, net	60	80	199	389
Gain on sale of investment	—	—	3,371	—
Other income, net	666	806	688	3,982

Total financing and other income	726	886	4,258	4,371

Income from operations before income taxes	9,680	19,749	19,300	54,960
Provision for income taxes	680	1,827	1,360	11,168

Net income	$9,000	$17,922	$17,940	$43,792

Basic earnings per share (1)	$0.84	$1.66	$1.67	$3.85

Weighted average shares outstanding used in computing basic earnings per share	10,767	10,802	10,719	11,378

Diluted earnings per share (1)	$0.81	$1.60	$1.62	$3.72

Weighted average shares outstanding used in computing diluted earnings per share	11,078	11,196	11,066	11,779

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$54,502	$47,653	$—	$—	$54,502	$47,653
Product support and other services	99,467	85,753	—	—	99,467	85,753
Angel.com services	—	—	6,297	5,714	6,297	5,714

Total revenues	153,969	133,406	6,297	5,714	160,266	139,120

Cost of revenues
Product licenses	2,260	1,896	—	—	2,260	1,896
Product support and other services	32,539	28,002	—	—	32,539	28,002
Angel.com services	—	—	2,853	2,980	2,853	2,980

Total cost of revenues	34,799	29,898	2,853	2,980	37,652	32,878

Gross profit	119,170	103,508	3,444	2,734	122,614	106,242

Operating expenses
Sales and marketing	66,628	47,817	2,497	3,165	69,125	50,982
Research and development	20,946	12,823	1,366	925	22,312	13,748
General and administrative	21,288	21,975	935	674	22,223	22,649

Total operating expenses	108,862	82,615	4,798	4,764	113,660	87,379

Income (loss) from operations before financing and other income and income taxes	10,308	20,893	(1,354)	(2,030)	8,954	18,863

Financing and other income (expense)
Interest income, net	60	80	—	—	60	80
Gain on sale of investment	—	—	—	—	—	—
Other income (expense), net	709	771	(43)	35	666	806

Total financing and other income (expense)	769	851	(43)	35	726	886

Income (loss) from operations before income taxes	$11,077	$21,744	$(1,397)	$(1,995)	$9,680	$19,749
Provision for income taxes					680	1,827

Net income					$9,000	$17,922

Basic earnings per share					$0.84	$1.66

Weighted average shares outstanding used in computing basic earnings per share					10,767	10,802

Diluted earnings per share					$0.81	$1.60

Weighted average shares outstanding used in computing diluted earnings per share					11,078	11,196

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010

Revenues
Product licenses	$154,574	$126,717	$—	$—	$154,574	$126,717
Product support and other services	382,594	309,371	—	—	382,594	309,371
Angel.com services	—	—	24,982	18,489	24,982	18,489

Total revenues	537,168	436,088	24,982	18,489	562,150	454,577

Cost of revenues
Product licenses	8,774	7,637	—	—	8,774	7,637
Product support and other services	121,924	89,718	—	—	121,924	89,718
Angel.com services	—	—	11,322	8,736	11,322	8,736

Total cost of revenues	130,698	97,355	11,322	8,736	142,020	106,091

Gross profit	406,470	338,733	13,660	9,753	420,130	348,486

Operating expenses
Sales and marketing	231,504	157,459	11,525	8,273	243,029	165,732
Research and development	67,863	47,239	4,755	3,327	72,618	50,566
General and administrative	86,237	79,390	3,204	2,209	89,441	81,599

Total operating expenses	385,604	284,088	19,484	13,809	405,088	297,897

Income (loss) from operations before financing and other income and income taxes	20,866	54,645	(5,824)	(4,056)	15,042	50,589

Financing and other income (expense)
Interest income, net	199	389	—	—	199	389
Gain on sale of investment	3,371	—	—	—	3,371	—
Other income (expense), net	764	3,956	(76)	26	688	3,982

Total financing and other income (expense)	4,334	4,345	(76)	26	4,258	4,371

Income (loss) from operations before income taxes	$25,200	$58,990	$(5,900)	$(4,030)	$19,300	$54,960
Provision for income taxes					1,360	11,168

Net income					$17,940	$43,792

Basic earnings per share					$1.67	$3.85

Weighted average shares outstanding used in computing basic earnings per share					10,719	11,378

Diluted earnings per share					$1.62	$3.72

Weighted average shares outstanding used in computing diluted earnings per share					11,066	11,779

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2011	December 31, 2010
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$199,634	$174,097
Restricted cash and short-term investments	289	284
Accounts receivable, net	94,723	82,056
Prepaid expenses and other current assets	17,043	26,751
Deferred tax assets, net	31,516	13,670

Total current assets	343,205	296,858

Property and equipment, net	95,311	65,033
Capitalized software development costs, net	7,031	9,059
Deposits and other assets	5,306	5,587
Deferred tax assets, net	2,998	5,029

Total Assets	$453,851	$381,566

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$46,401	$36,683
Accrued compensation and employee benefits	68,308	60,201
Deferred revenue and advance payments	103,199	89,331
Deferred tax liabilities	485	355

Total current liabilities	218,393	186,570

Deferred revenue and advance payments	10,841	7,878
Other long-term liabilities	45,141	37,946
Deferred tax liabilities	10,498	—

Total Liabilities	284,873	232,394

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,810 shares issued and 8,405 shares outstanding, and 14,351 shares issued and 7,946 shares outstanding, respectively	15	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,378 and 2,694 shares issued and outstanding, respectively	2	3
Additional paid-in capital	457,837	455,374
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(2,052)	(1,455)
Retained earnings	188,360	170,420

Total Stockholders’ Equity	168,978	149,172

Total Liabilities and Stockholders’ Equity	$453,851	$381,566

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,
	2011	2010
	(unaudited)	(audited)
Operating activities:
Net income	$17,940	$43,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,526	12,799
Bad debt expense	1,485	3,436
Deferred taxes	(5,403)	1,689
Excess tax benefits from share-based compensation arrangements	(4,507)	(741)
Gain on sale of investment	(3,371)	—
Other, net	—	70
Changes in operating assets and liabilities:
Accounts receivable	(15,141)	(30,134)
Prepaid expenses and other current assets	7,115	(13,159)
Deposits and other assets	85	(2,353)
Accounts payable and accrued expenses	4,775	4,651
Accrued compensation and employee benefits	9,061	14,178
Deferred revenue and advance payments	18,498	16,285
Other long-term liabilities	7,244	25,312

Net cash provided by operating activities	56,307	75,825
Investing activities:
Proceeds from sale of investment	3,371	—
Purchases of property and equipment	(40,660)	(16,289)
Capitalized software development costs	(5,907)	(2,185)
Insurance proceeds	7,065	—
(Increase) decrease in restricted cash and investments	(51)	1,047

Net cash used in investing activities	(36,182)	(17,427)
Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	2,463	1,154
Excess tax benefits from share-based compensation arrangements	4,507	741
Purchases of treasury stock	—	(108,993)

Net cash provided by (used in) financing activities	6,970	(107,098)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,558)	(1,972)

Net increase (decrease) in cash and cash equivalents	25,537	(50,672)
Cash and cash equivalents, beginning of period	174,097	224,769

Cash and cash equivalents, end of period	$199,634	$174,097